SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Alliance Fiber Optic Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ALLIANCE FIBER OPTIC PRODUCTS, INC.

735 North Pastoria Avenue
Sunnyvale, California 94085
(408) 736-6900

April 10, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, May 17, 2002, at 2:00 p.m., Pacific Daylight Time, at the Sheraton Sunnyvale Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, 94085.

      The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

      After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

      A copy of our 2001 Annual Report to Stockholders is also enclosed.

      The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

PETER C. CHANG
Chairman, President and
Chief Executive Officer

ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RATIFICATION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS
PAYMENT OF COSTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

ALLIANCE FIBER OPTIC PRODUCTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2002

To the Stockholders of Alliance Fiber Optic Products, Inc.:

      The Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), will be held at the Sheraton Sunnyvale Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, 94085, on Friday, May 17, 2002, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1. To elect one Class II director to serve until the 2005 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

      Stockholders of record as of the close of business on March 29, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 735 North Pastoria Avenue, Sunnyvale, California, 94085, for ten days before the meeting.

      It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

PETER C. CHANG
Secretary

April 10, 2002

ALLIANCE FIBER OPTIC PRODUCTS, INC.

735 North Pastoria Avenue
Sunnyvale, California 94085
(408) 736-6900

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Sunnyvale Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, 94085, on Friday, May 17, 2002, at 2:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

Revocation of Proxies

      The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation, by submitting a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the nominee for director listed in this Proxy Statement and “FOR” the ratification of the Company’s independent auditors.

Who Can Vote

      Stockholders of record at the close of business on March 29, 2002 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on March 29, 2002, the Company had 35,296,774 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Required Vote

      Directors are elected by a plurality vote. The nominee for director who receives the most votes cast in his favor will be elected to serve as a director. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

      This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 10, 2002.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

      Pursuant to Article VI of the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes. Classes I and III consist of two directors and Class II consists of one director. One Class II director will be elected at the Annual Meeting and will serve until the 2005 Annual Meeting. The Class III directors will continue to serve until the 2003 Annual Meeting and the Class I directors will continue to serve until the 2004 Annual Meeting.

      The nominee to fill the Class II director seat to serve until the 2005 Annual Meeting is Michael Tung. If Mr. Tung is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

      Biographical information concerning the nominee is set forth below.

Class II

      Michael Tung, 46, has served as a director since June 2000. From January 2001 to the present, Mr. Tung has served as the Chief Financial Officer of Fibera, Inc., a fiber optics company. From July 2000 to December 2000, Mr. Tung served as the Chief Financial Officer of Foxconn Optical Technology Inc. From 1992 to June 2000 he was the Chief Financial Officer of Acer America Corporation, a computer manufacturing company. Mr. Tung received a B.A. in Accounting from Tan Kang University in Taiwan.

      Biographical information concerning the remaining members of the Board of Directors is set forth below.

Class III

      Gwong-Yih Lee, 47, has served as a director since August 2000. Since September 1999, when Cisco Systems acquired TransMedia Communications, Inc., Mr. Lee has served as Senior Director and General Manager at Cisco Systems in the Multiservice Switching Business Unit for TransMedia. In March 1998, Mr. Lee established TransMedia and served as its President and Chief Executive Officer until September 1999. Prior to establishing TransMedia, Mr. Lee established DigiCom Systems, Inc. in May 1987 and served as its President and Chief Executive Officer until March 1998. Mr. Lee received a B.S. in Control Engineering from National Chiao-Tung University in Taiwan and an M.S. in Electrical Engineering from New York University.

      James C. Yeh, 44, has served as a director since our formation in December 1995. In 1995, Mr. Yeh co-founded Advis, Inc., a developer of video communication and information appliance technologies, and since January 1996 he has served as its Chairman of the Board. Since January 1991, Mr. Yeh has served as President of Matics Computer Systems, Inc., a personal computer systems and peripherals company. Mr. Yeh holds a B.S. in Mathematics from Tamkang University and an M.S. in Systems Science and Mathematics from Washington University, Saint Louis.

Class I

      Peter C. Chang, 44, has served as our Chairman of the Board, Chief Executive Officer and President since our formation in December 1995. From 1990 to 1995, Mr. Chang was Division Manager at Hon Hai Holding, a fiber optics company. From 1984 to 1988, he was an engineer at AlliedSignal Inc. and from 1988 to 1990 was a member of the technology staff at Lucent Bell Labs. Mr. Chang received a B.S. in Mechanical Engineering from National Taiwan University and an M.S. in Mechanical Engineering from Notre Dame University.

      R. David Dicioccio, 43, has served as a director since March 2000. Since November 1998, Mr. Dicioccio has served as Managing Member of RDD Associates, LLC, an investor in and strategic advisor to early stage and established technology companies. From 1992 to 1998, he served as Managing Director and Head of the Technology and Communications Investment Banking practice at PaineWebber Incorporated. He has served as a director of Tvia, Inc. and Biogenex Laboratories, Inc. since March 2000 and February 2001, respectively. Mr. Dicioccio received an A.B. in Political Science from Stanford University and an M.B.A. from Harvard University.

The Board of Directors recommends a vote “FOR” the election of Michael Tung as the Class II Director of the Company.

Board Meetings and Committees

      The Board of Directors held four meetings during the year ended December 31, 2001. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

Compensation Committee

Number of Members:	Three

Members:	Mr. Chang Mr. Dicioccio Mr. Yeh

Number of Meetings:	Four

Functions:	Determines salaries, incentives and other forms of compensation for directors, officers and employees.

Audit Committee

Number of Members:	Three

Members:	Mr. Lee Mr. Tung Mr. Yeh

Number of Meetings:	Four

Functions:	Reviews the Company’s internal accounting procedures and financial management practices with the Company’s independent auditors.

Selects independent auditors to audit the Company’s books and records, subject to approval of the Board of Directors.

Director Compensation

      Except as otherwise described below, the Company has not paid any cash compensation to members of the Board of Directors for their services as directors.

      We reimburse directors for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors who are not employees also receive an initial grant of an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock as determined by the Board of Directors on the date of grant, which vests ratably over 36 months. On the first business day following the third anniversary of the date of grant of the initial option, each non-employee director shall receive an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock, which shall vest ratably over 36 months.

      On November 1, 2001, each of our outside directors received an option to purchase 10,000 shares of our Common Stock in connection with their services as members of the Board. The option vests as to one-twelfth of the shares on February 1, 2002 and an additional one-twelfth of the shares vest of the first day of each full month thereafter.

Compensation Committee Interlocks and Insider Participation

      R. David Dicioccio, James C. Yeh and Peter C. Chang serve as members of the Compensation Committee. Mr. Chang is our Chief Executive Officer and President. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity. For information concerning transactions between us and Mr. Chang, see “Certain Relationships and Related Party Transactions — Indebtedness of Management.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of March 1, 2002 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation — Summary Compensation Table,” and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 735 North Pastoria Avenue, California 94085. The percentage of common stock beneficially owned is based on 35,629,774 shares outstanding as of March 1, 2002. In addition, shares issuable pursuant to options which may be exercised within 60 days of March 1, 2002 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

	Number of Shares	Percentage of
	of Common Stock	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned(1)	Beneficially Owned

Directors and Named Executive Officer:
Peter C. Chang(2)	5,060,000	14.1%
R. David Dicioccio(3)	268,333	*
Gwong Yih Lee(4)	38,333	*
Michael Tung(5)	18,333	*
James C. Yeh(6)	885,333	2.5
David A. Hubbard(7)	410,000	1.1
Wei-shin Tsay(8)	500,000	1.4
Gregory W. Barnes(9)	300,000	*
John M. Harland(10)	152,500	*
5% Stockholders:
Foxconn Holding Limited(11)	8,000,000	22.3
Capital Group International, Inc.(12)	3,551,500	9.9
Transpac Nominees PTE Ltd.(13)	2,889,400	8.1
Entities affiliated with New Enterprise Associates(14)	1,999,546	5.6
All Directors and Executive Officers as a group (9 persons)(15)	7,632,832	21.3

*	Less than 1%.

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)	The 5,060,000 shares include 40,000 shares held in the name of Mr. Chang’s minor children and 2,000,000 shares held in the name of the Chang Family LLC, in which Mr. Chang and his wife, Mary C. Chen, are the Managing Members. In addition, as of March 1, 2002, the 5,060,000 shares include 458,333 shares subject to the right of repurchase, which the Company may exercise upon Mr. Chang’s termination of employment, and 229,167 shares subject to acceleration of vesting in connection with a change of control.

(3)	Includes options to purchase 18,333 shares exercisable within 60 days of March 1, 2002.

(4)	Consists of 20,000 shares held in the name of the Lee Trust. Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Includes options to purchase 18,333 shares exercisable within 60 days of March 1, 2002.

(5)	Includes options to purchase 18,333 shares exercisable within 60 days of March 1, 2002.

(6)	The 885,333 shares include 67,000 shares held in the name of Mr. Yeh’s wife, Chiu Lan Sun, and 20,000 shares held in the names of Mr. Yeh’s minor children. Also includes options to purchase 18,333 shares exercisable within 60 days of March 1, 2002.

(7)	Includes 75,000 shares subject to the right of repurchase as of March 1, 2002, which the Company may exercise upon Mr. Hubbard’s termination of employment. Also includes options to purchase 125,000 shares exercisable within 60 days of March 1, 2002.

(8)	As of March 1, 2002, the 500,000 shares include 375,000 shares subject to the right of repurchase, which the Company may exercise upon Mr. Tsay’s termination of employment.

(9)	Mr. Barnes resigned from the Company on February 28, 2002. Mr. Barnes’ principal address is 6543 Little Falls Drive, San Jose, CA 95120.

(10)	Mr. Harland resigned from the Company on August 24, 2001. Mr. Harland’s principal address is 25 Woodhill Drive, Redwood City, CA 94061.

(11)	According to a Schedule 13G filed jointly on January 4, 2001 for the year ended December 31, 2000 by Hon Hai Precision Industry Co., Ltd. (“Hon Hai”) and Foxconn Holding Limited, each entity has shared voting and dispositive power of the 8,000,000 shares. Foxconn Holdings Limited is a subsidiary of Hon Hai. Hon Hai disclaims beneficial ownership of these shares. The principal business address for Hon Hai Precision Industry Co. and Foxconn Holding Limited is 2 Tsu Yu Street, Tu Cheng City, Taipei Hsien, Taiwan, R.O.C. The board of directors of Foxconn Holding Limited has dispositive power for the shares and has delegated voting power to Ms. Chiu-Lian Huang.

(12)	According to an Amendment to Schedule 13G filed jointly on February 14, 2002 by Capital Group International, Inc. and Capital Guardian Trust Company, Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power of shares. Capital Group International, Inc. states that it does not have voting or dispositive power of these shares. As a result of serving as the investment manager of various institutional accounts, Capital Guardian Trust Company is deemed to be the beneficial owner of the shares and has sole dispositive of 3,551,500 and sole voting power of 2,836,300 shares. The principal business address of each of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(13)	According to a Schedule 13G dated February 14, 2001, Mr. Swan Chen has dispositive and voting power for the shares held by Transpac Nominees PTE Ltd. The principal address for Transpac is 6 Shenton Way #20-09, DBS Building Tower Two, Singapore 068809.

(14)	According to an Amendment to Schedule 13G filed jointly on February 12, 2002 by New Enterprise Associates 9, Limited Partnership (“NEA 9”), NEA Partners 9, Limited Partnership (“NEA Partners 9”), the general partners of NEA Partners 9 and Arthur J. Marks. NEA Partners 9 is the sole general partner of NEA 9. The general partners of NEA Partners 9 are Stewart Alsop II, Peter J. Barris, Nancy L. Dorman, Ronald M. Kase, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, John M. Nehra, Charles W. Newhall III, and Mark W. Perry (the “General Partners”). NEA 9 is the record owner of 1,999,546 shares of Common Stock (the “Record Shares”) as of December 31, 2001. Each of the General Partners has shared voting and dispositive power for the 1,999,546 shares held by NEA 9. As the general partners of NEA Partners 9, the sole general partner of NEA 9, the General Partners, may also be deemed to own beneficially the Record Shares. Therefore, each reporting person except Peter T. Morris and Arthur J. Marks may be deemed to own beneficially 1,999,546 shares. Mr. Morris may be deemed to own beneficially 2,029,546 shares. Mr. Marks cased to beneficially own more than 5% of the Company’s common stock. The address of the principal business office of NEA 9, NEA Partners 9, Ms. Dorman, Mr. Nehra and Mr. Newhall is New Enterprise Associates, 1119 St. Paul Street, Baltimore, Maryland 21202. The address of the principal business office of Mr. Alsop, Mr. Kase, Mr. Kramlich, Mr. McConnell, Mr. Morris and Mr. Perry is New Enterprise Associates, 2490 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Mr. Barris is One Freedom Square, 11951 Freedom Drive, Suite 1240, Reston, Virginia 20190.

The address of the principal business office of Mr. Marks is Valhalla Partners, 10836 Pleasant Hill Drive, Potomac, Maryland 20854.

(15)	Includes 198,332 shares subject to options exercisable within 60 days of March 1, 2002, and as of March 1, 2002, 908,333 shares subject to the right of repurchase upon the officers’ or directors’ termination.

EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid to our Chief Executive Officer and our four most highly compensated executive officers for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2001.

Summary Compensation Table

						Long Term
						Compensation

		Annual Compensation				Securities
						Underlying
Name and Principal Position	Year	Salary		Bonus		Options

Peter C. Chang	2001	$233,788	(1)	—		300,000
Chief Executive Officer and President	2000	174,505	(2)	$16,000	(3)	1,125,000
	1999	66,000		—		275,000
David A. Hubbard	2001	158,867		—		90,000
Vice President, Sales and Marketing	2000	121,163		22,000	(4)	100,000
	1999	65,082		—		100,000
Wei-shin Tsay(5)	2001	149,572		—		100,000
Vice President, Research and Development	2000	80,121		—		500,000
Gregory W. Barnes(6)	2001	127,846		—		15,000
Former Vice President, Operations	2000	93,923		—		300,000
John M. Harland(7)	2001	112,764		—		—
Former Chief Financial Officer, Vice President of Finance	2000	69,808		20,000		330,000

(1)	Includes a one-time payment in 2001 of $34,308 for accrued time off that was paid out.

(2)	Includes a one-time payment in 2000 of $8,769 for accrued time off that was paid out.

(3)	Mr. Chang’s bonus was earned in fiscal 2000 and paid in fiscal 2001.

(4)	Mr. Hubbard’s bonus includes compensation of $12,000 earned in fiscal 2000 and paid in fiscal 2001.

(5)	Mr. Tsay joined the Company in August 2000.

(6)	Mr. Barnes joined the Company in March 2000 and resigned on February 28, 2002.

(7)	Mr. Harland joined the Company in July 2000 and resigned on August 24, 2001. In August 2001 we repurchased 199,000 shares from Mr. Harland as more fully described in “Certain Relationships and Related Party Transactions — Indebtedness of Management.”

Stock Options

      The following tables set forth certain information with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2001, and the number and value of the options held by each individual as of December 31, 2001. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

Option Grants in 2001

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to			Option Term(1)
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price	Date	5%	10%

Peter C. Chang	300,000	15.6%	$0.86	10/24/11	$276,750	$608,481
David A. Hubbard	90,000	4.7	0.86	10/24/11	83,025	182,544
Wei-shin Tsay	100,000	5.2	0.86	10/24/11	92,250	202,827
Gregory W. Barnes(2)	15,000	0.8	0.86	10/24/11	13,837	30,424
John M. Harland(3)	—	—	—	—	—	—

(1)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

(2)	Mr. Barnes resigned from the Company on February 28, 2002.

(3)	Mr. Harland resigned from the Company on August 24, 2001.

Aggregated Option Exercises in Last Fiscal Year

and 2001 Year End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares Acquired		Options at	In-the-Money Options at
	on Exercise	Value	December 31, 2001(#)	December 31, 2001(2)
Name	(#)	Realized(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Peter C. Chang	—	$—	—/300,000	$ —/$168,000
David A. Hubbard	—	—	—/90,000	—/50,400
Wei-shin Tsay	—	—	—/100,000	—/56,000
Gregory W. Barnes(3)	—	—	—/15,000	—/8,400
John M. Harland(4)	—	—	—/—	—/—

(1)	Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2001 ($1.42 per share) minus the exercise price.

(3)	Mr. Barnes resigned from the Company on February 28, 2002.

(4)	Mr. Harland resigned from the Company on August 24, 2001.

Change of Control Arrangements

      Peter C. Chang’s stock option agreements provide that one half of the unvested stock options granted to Mr. Chang will automatically vest upon a change of control of the Company, as defined in the agreements. As of March 1, 2002, an aggregate of 155,000 unvested options to purchase Common Stock are subject to change of control provisions.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee, established in September 1999, is comprised of two non-employee directors and one employee director. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers, as well as administering various incentive compensation and benefit plans. Prior to fiscal 2000, the responsibilities of the Compensation Committee were fulfilled by the full Board of Directors.

Compensation Philosophy

      In November 2000, the Company completed its initial public offering of its Common Stock and became a reporting company at that time. It is the Compensation Committee’s philosophy to link executive compensation directly to the interests of the Company’s stockholders and therefore to financial objectives that the Compensation Committee believes are primary determinants of long-term stockholder value. To conserve cash and encourage growth during the first years of the Company’s existence, our executive compensation in previous years has been based on the “start-up” model, with a relatively low percentage of compensation comprised of base salary and a higher percentage of stock options. As we continue to grow and develop, we are shifting our compensation plans to mirror those of other publicly traded companies in our sector and to reflect the size and value of the Company. In order to attract and retain highly talented executives, the Company will offer base salaries that are competitive with salary levels within its industry. The components of executive officer compensation, base salary, bonus and stock options, are discussed below.

      It is our policy generally to qualify executive compensation for deductibility under section 162(m) of the Internal Revenue Code, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. We do not expect that the compensation to be paid to any of our executive officers for fiscal 2001 will exceed the $1 million limit.

Executive Officer Base Salary

      The Compensation Committee determined the base salaries and bonuses of the executive officers for fiscal 2002. The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee’s philosophy is that a certain portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting critical objectives. The Compensation Committee sets the salary and bonus potential of each executive officer on a case by case basis. The Compensation Committee, together with the Chief Executive Officer, considers market information and the base salaries and other incentives paid to executive officers of other companies within its industry. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement. For fiscal 2002, the Compensation Committee determined that base salaries would remain at 2001 levels.

Executive Officer Bonuses

      Bonuses paid for fiscal 2001 were determined on a case by case basis. Each executive officer was evaluated individually to determine the bonus for the fiscal year, which was based on performance criteria. In January 2001, the Compensation Committee adopted an executive bonus plan. Pursuant to the terms of the new plan, bonuses for fiscal 2001 were tied to corporate performance, individual performance, and each executive officer’s base salary. Executive officers will also be eligible to receive an additional stock option grant that will be based on overall company performance.

Stock Option Grants

      The Compensation Committee, except for Mr. Chang, is responsible for administering our 2000 Stock Incentive Plan for executive officers, under which it grants options to purchase our Common Stock with an exercise price equal to the fair market value of a share of our Common Stock on the date of grant. The Non-Executive Compensation Committee develops and monitors compensation arrangements and grants option awards for employees who are not officers or directors. The Compensation Committee believes that stock ownership by the Company’s executive officers aligns their interests with those of our stockholders and provides its executive officers with substantial motivation to manage the Company well. Accordingly, a considerable portion of the Company’s executive officers’ compensation consists of stock options. When determining the size of an option grant to an executive officer, the Compensation Committee, after consulting with the Chief Executive Officer, considers the executive officer’s and the Company’s performance, the executive officer’s level and responsibilities within the Company, the executive officer’s base salary and the size of option grants to executive officers in similar positions throughout the industry.

      The Company’s employees generally are also able to participate in the Company’s 2000 Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each of the executive officers may purchase shares of our Common Stock in a six month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws.

Chief Executive Officer Compensation

      The compensation of the Chief Executive Officer is determined using the same criteria as for the other executive officers. For fiscal 2002, the Compensation Committee set Mr. Chang’s salary at $200,000, the same salary that was approved for fiscal 2001. In fiscal 2000, Mr. Chang’s salary was increased from $66,000 to $160,000. In fiscal 2001, Mr. Chang also received a $16,000 bonus as compensation for fiscal 2000 and he was granted an option to purchase 300,000 shares of Common Stock, which vests yearly over the next four years.

Compensation Committee

Peter C. Chang
R. David Dicioccio
James C. Yeh

STOCK PRICE PERFORMANCE GRAPH

      The following graph shows the fourteen-month cumulative total stockholder return assuming the investment of $100 on November 21, 2000 (the day of the Company’s initial public offering) in each of the Company’s Common Stock, the Nasdaq Telecommunications Index, and the Nasdaq Composite Index. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	11/21/00	12/29/00	3/30/01	6/29/01	9/28/01	12/31/01

Alliance Fiber Optic Products	$100.00	$60.00	$75.00	$47.50	$8.10	$14.20
Nasdaq Telecommunications	100.00	88.21	62.44	59.23	38.66	45.04
Nasdaq Composite	100.00	86.04	64.09	75.24	52.20	67.92

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee operates under a written charter adopted by the Board of Directors on September 7, 2000, adopted by the Audit Committee on January 30, 2001 and reviewed and reassessed by the Audit Committee on January 25, 2002. A copy of the written Charter was provided to stockholders as an attachment to the proxy statement for the 2001 annual meeting. The members of the Audit Committee are James C. Yeh (Chairman), Gwong-Yih Lee and Michael Tung. Messrs. Yeh and Lee meet the independence standards established by the Nasdaq Stock Market. In October 2001, the Board of Directors appointed Mr. Tung to the Audit Committee despite his former employment with a company whose sister company is a holder of more than twenty percent of the Company’s outstanding Common Stock. The Board of Directors determined that the appointment of Mr. Tung to the Company’s Audit Committee was in the best interests of the Company and its stockholders.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with the Company’s management and its independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

      The Audit Committee met privately with the independent auditors, and discussed issues deemed significant by the auditors, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

      In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee

James C. Yeh, Chairman
Gwong-Yih Lee
Michael Tung

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Management

      The individuals listed below elected to pay the exercise price for some of their outstanding options with full recourse promissory notes secured by the Common Stock underlying the options. All of the notes bear interest at 6.50% per year, except for the note from John M. Harland, which bears interest at 7.00% per year. Unless otherwise noted below, as of March 31, 2002, the principal of and interest on these notes have not been paid. The interest accrued as of March 1, 2002 and the original total principal amounts of the promissory notes executed by each executive officer in favor of the Company are:

		Shares		Interest Accrued as	Original Note
Executive Officer	Note Date	Purchased	Note Due	of March 1, 2002	Amount

Peter C. Chang	January 1, 2000	355,000	January 1, 2004	$8,600	$59,000
Peter C. Chang	January 30, 2000	125,000	January 30, 2004	3,509	25,000
Peter C. Chang	May 2, 2000	1,000,000	January 1, 2004	25,536	200,000
Gregory W. Barnes(1)	June 9, 2000	250,000	June 9, 2004	14,857	125,000
Gregory W. Barnes(1)	August 25, 2000	50,000	August 25, 2004	10,178	100,000
John M. Harland(2)	July 26, 2000	131,000	May 25, 2002	30,816	330,000
David A. Hubbard(3)	April 5, 2000	185,000	April 4, 2004	1,353	11,250
David A. Hubbard	August 17, 2000	100,000	August 17, 2004	10,472	100,000
Wei-shin Tsay	August 25, 2000	500,000	August 25, 2004	100,614	1,000,000

(1)	Mr. Barnes resigned from the Company on February 28, 2002. On March 27, 2002 Mr. Barnes held 225,000 unvested shares. The Company accelerated vesting as to 62,500 shares and repurchased 162,500 shares. In connection with the repurchase, the Company cancelled $137,500 of the promissory notes, and Mr. Barnes repaid the outstanding principal and interest in full.

(2)	Mr. Harland resigned from the Company on August 24, 2001. In August 2001 Mr. Harland held 247,500 unvested shares. The Company accelerated vesting as to 48,500 shares and repurchased 199,000 shares, in exchange for which Mr. Harland’s outstanding promissory note was extended and will become due and payable in May 2002.

(3)	Mr. Hubbard’s note was originally secured by 225,000 shares 40,000 of which he sold in August 2001. As a result, on August 10, 2001 the Company received $2,171.93 of payment against his note, of which $2,000 was for principal and $171.93 was for interest.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002, subject to ratification by the stockholders. PricewaterhouseCoopers LLP has audited the Company’s financial statements since July 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit And Non-Audit Fees

      Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2001 included in the Company’s Annual Report on Form 10-K and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $189,294. None of the hours expended on the engagement to audit the Company’s financial statements for fiscal year 2001 were attributed to work performed by persons other than PricewaterhouseCoopers LLP’s full-time, permanent employees.

      Financial Information Systems Design and Implementation Fees. No fees were billed and no services were rendered for information technology services related to financial information systems design and implementation by PricewaterhouseCoopers LLP for fiscal year 2001.

      All Other Fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP other than for the services described above were $25,260, consisting of $21,471 for tax consultations and $3,789 for miscellaneous services for the fiscal year 2001.

      The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Required Vote

      Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Board of Directors will review its future selection of the Company’s independent auditors.

      The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2002 Annual Meeting must be received by the Secretary of the Company no later than December 11, 2002 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

      A stockholder proposal not included in the Company’s proxy statement for the 2003 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

      The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

      The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that Messrs. Dicioccio, Tung, Yeh and Barnes each filed a late Form 5 for 2001 that disclosed one transaction each. Mr. Lee filed a late Form 5 for 2001 that disclosed two transactions.

      Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors

Peter C. Chang
Secretary

April 10, 2002

The Company’s 2001 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting Stockholder. Any such request should be addressed to the Company at 735 North Pastoria Avenue Sunnyvale, California 94085, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 29, 2002, the stockholder was entitled to vote at the Annual Meeting.

PROXY

ALLIANCE FIBER OPTIC PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes PETER C. CHANG or PHILIP J. REHKEMPER, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the “Company”) to be held at the Sunnyvale Sheraton Hotel, 1100 North Mathilda Ave, Sunnyvale, California, 94085 on May 17, 2002 at 2 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of the director, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

SEE REVERSE SIDE	Continued and to be signed on reverse side	SEE REVERSE SIDE

  DETACH HERE

The Board of Directors recommends a vote FOR the election of the director and FOR Proposal 2.

Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors and “FOR” Proposal 2.

		FOR	WITHHOLD AUTHORITY

		THE NOMINEE	to vote for the nominee

1.	To elect Mr. Tung as the Class II director to serve until the 2005 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:)

Mark here for address change and note below

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:	Date:

(Signature if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

  FOLD AND DETACH HERE